MoneyGram Reaches Agreements with Department of Justice and Federal Trade Commission

DALLAS (Nov. 8, 2018) -- MoneyGram (NASDAQ:MGI) today announced it has entered into agreements with the U.S. Department of Justice (“DOJ”) and the Federal Trade Commission (“FTC”) in connection with previously disclosed matters. These agreements are subject to court approval.

In connection with the agreements, the company will amend and extend its deferred prosecution agreement (“DPA”) with the DOJ for 30 months and will modify its consent order with the FTC. The company also agreed to a forfeiture of $125 million which the federal government will make available to victims of consumer fraud. The company will continue to retain an independent compliance monitor and has agreed to implement additional agent oversight and compliance program enhancements.

“Over the past several years, we have taken significant steps to improve our compliance program and have remediated many of the issues noted in the agreements. Currently, our consumer fraud reports are at a 7-year low and less than 0.05 percent, or 5 basis points, of all transactions conducted through MoneyGram systems are reported as fraudulent,” said Alex Holmes, MoneyGram’s chairman and chief executive officer. “We will continue to bolster our compliance program to ensure it meets the highest industry standards and advances our goal of providing increased protection for all consumers. We remain steadfast in our efforts to partner with law enforcement and regulators to prevent our systems from being used to perpetrate fraudulent activity.”

Since 2012, the company has invested more than $100 million in compliance technology, agent oversight and training programs. The company has also implemented new, industry-leading consumer verification standards. These efforts have prevented approximately $1.5 billion in fraudulent transactions. In addition, MoneyGram has engaged a leading global consulting firm to support the company’s efforts to enhance its compliance program.

MoneyGram continues to cooperate with the DOJ and FTC and is committed to complying with all applicable laws, regulations and standards in each of the markets and jurisdictions in which it operates.

The company will hold its Q3 2018 earnings call on Friday, Nov. 9 at 9:00 a.m. Eastern Time.

About MoneyGram International

MoneyGram is a global provider of innovative money transfer services and is recognized worldwide as a financial connection to friends and family. Whether online, or through a mobile device, at a kiosk or in a local store, we connect consumers any way that is convenient for them. We also provide bill payment services, issue money orders and process official checks in select markets. More information about MoneyGram International, Inc. is available at moneygram.com.
Forward-Looking Statements
This communication contains forward-looking statements which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect MoneyGram’s current beliefs, expectations or intentions regarding future events. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursuant,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements. The statements in this communication that are not historical statements are forward-looking statements within the meaning of the federal securities laws. Specific forward-looking statements include, among others, statements regarding the company’s projected results of operations, specific factors expected to impact the company’s results of operations, and the expected restructuring and reorganization program results. Forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond MoneyGram’s control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: our ability to compete effectively; our ability to maintain key agent or biller relationships, or a reduction in business or transaction volume from these relationships, including our largest agent, Walmart, whether through the introduction by Walmart of additional competing "white label" branded money transfer products or otherwise; our ability to manage fraud risks from consumers or agents; the ability of us and our agents to comply with U.S. and international laws and regulations; litigation or investigations involving us or our agents; uncertainties relating to compliance with the DPA and consent order entered into with the U.S. federal government and the effect of the DPA and consent order on our reputation and business; regulations addressing consumer privacy, data use and security; our ability to successfully develop and timely introduce new and enhanced products and services and our investments in new products, services or infrastructure changes; our ability to manage risks associated with our international sales and operations; our offering of money transfer services through agents in regions that are politically volatile; changes in tax laws or an unfavorable outcome with respect to the audit of our tax returns or tax positions, or a failure by us to establish adequate reserves for tax events; our substantial debt service obligations, significant debt covenant requirements and credit ratings; major bank failure or sustained financial market illiquidity, or illiquidity at our clearing, cash management and custodial financial institutions; the ability of us and our agents to maintain adequate banking relationships; a security or privacy breach in systems, networks or databases on which rely; disruptions to our computer network systems and data centers; weakness in economic conditions, in both the U.S. and global markets; a significant change, material slow down or complete disruption of international migration patterns; the financial health of certain European countries or the secession of a country from the European Union; our ability to manage credit risks from our agents and official check financial institution customers; our ability to adequately protect our brand and intellectual property rights and to avoid infringing on the rights of others; our ability to attract and retain key employees; our ability to manage risks related to the operation of retail locations and the acquisition or start-up of businesses; any restructuring actions and cost reduction initiatives that we undertake may not deliver the expected results and these actions may adversely affect our business; our ability to maintain effective internal controls; our capital structure and the special voting rights provided to designees of Thomas H. Lee Partners, L.P. on our Board of Directors; and uncertainties described in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of MoneyGram's public reports filed with the Securities and Exchange Commission (the “SEC”), including MoneyGram's annual report on Form 10-K for the year ended December 31, 2017 and quarterly report on Form 10-Q for the quarter ended September 30, 2018.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in MoneyGram’s SEC filings. MoneyGram’s SEC filings may be obtained by contacting MoneyGram, through MoneyGram’s web site at ir.moneygram.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov. MoneyGram undertakes no obligation to publicly update or revise any forward-looking statement.

CONTACT:
Media Relations:
Michelle Buckalew
214-979-1418
media@moneygram.com